UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2018

Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 28, 2018, we entered into securities purchase agreements with an institutional investor and an accredited investor for the sale by us of an aggregate of 669,504 shares of our common stock at a purchase price of $2.9850 per share. Concurrently with the sale of the shares, pursuant to the securities purchase agreements, we also sold to the investors warrants to purchase up to an aggregate of 669,504 shares of our common stock. The aggregate gross proceeds for the sale of the shares and warrants will be approximately $2.0 million. Subject to certain ownership limitations, the warrants are exercisable immediately upon issuance at an exercise price equal to $2.86 per share of common stock, subject to adjustments as provided under the terms of the warrants. The warrants are exercisable for five and a half years from the issuance date. We closed the sales of these securities on March 29, 2018.

The net proceeds to us from the transactions, after deducting placement agent fees and expenses and the estimated offering expenses, are expected to be approximately $1.7 million, excluding the proceeds, if any, from the exercise of the warrants. We intend to use the net proceeds from the offering for general corporate purposes, including manufacturing expenses, clinical trial expenses, research and development expenses and general and administrative expenses.

The common shares (but not the warrants or shares issuable upon exercise of the warrants) were offered and sold by us pursuant to an effective “shelf” registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on November 9, 2017 and subsequently declared effective on December 15, 2017 (File No. 333-221492). We have filed a prospectus supplement and the accompanying prospectus in connection with the sale of the common shares.

The warrants and the shares issuable upon exercise of the warrants are being sold and issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the purchase agreements were made solely for the benefit of the parties to the purchase agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the purchase agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, our company. Accordingly, the form of purchase agreement is included with this filing only to provide investors with information regarding the terms of the transactions, and not to provide investors with any other factual information regarding our company. Stockholders and investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of our company or any of our subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the purchase agreements, which subsequent information may or may not be fully reflected in public disclosures.

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We also entered into an engagement letter with H.C. Wainwright & Co., LLC, dated March 28, 2018, pursuant to which Wainwright agreed to serve as exclusive placement agent for the issuance and sale of the common shares and warrants. We have agreed to pay Wainwright an aggregate fee equal to 7% of the gross proceeds received by us from the sale of the securities in the transactions. Pursuant to the engagement letter, we also agreed to grant to Wainwright or its designees warrants to purchase up to 7% of the aggregate number of shares sold in the transactions. The engagement letter has indemnity and other customary provisions for transactions of this nature. The placement agent warrants have substantially the same terms as the investor warrants, except that the exercise price of the Wainwright warrants is $3.73125 per share and the term of the placement agent warrants is five years. The placement agent warrants and the shares issuable upon exercise of the placement agent warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. We will also reimburse Wainwright for non-accountable expenses of $35,000 and legal fees and other out-of-pocket expenses of $50,000.

The forms of the purchase agreement, the investor warrant and the placement agent warrant, as well as the engagement letter are filed as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing descriptions of the purchase agreement, the investor warrant, the placement agent warrant and the engagement letter are not complete and are qualified in their entirety by reference to Exhibits 10.1, 4.1, 4.2 and 10.2, respectively.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 of this Report related to the investor warrants and the placement agent warrants is incorporated herein by reference.

Item 8.01	Other Events.

On March 29, 2018, we issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibit
4.1	Form of investor warrant.

4.2	Form of placement agent warrant.

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.

10.1	Form of Securities Purchase Agreement, dated March 28, 2018, by and between Citius Pharmaceuticals, Inc. and the purchasers named therein.

10.2	Engagement letter, dated March 28, 2018, between Citius Pharmaceuticals, Inc. and H.C. Wainwright & Co., LLC.

23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

99.1	Press release, dated March 29, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: March 29, 2018	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer

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